UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in Item 5.02 below, Mr. Heiner Dreismann, Ph.D. was elected to the Board of Directors of Nanogen, Inc. (the “Company”) at the October 27, 2006 Board of Directors meeting. Prior to his election, on October 1, 2006, the Company entered into an Independent Contractor Agreement for Consulting Services (the “Consulting Agreement”) with Dr. Dreismann, pursuant to which Dr. Dreismann agreed to provide certain technical consulting services on molecular diagnostic products and markets for the Company. In consideration for such services, the Company agreed to pay Dr. Dreismann a fee of $10,000 for the month of October, 2006 and $5,000 each month thereafter, provided that the total amount of payment to Dr. Dreismann under the Consulting Agreement shall not exceed $60,000 without written approval by the Company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2006, the Company announced that Mr. Heiner Dreismann, Ph.D., was elected to the Board of Directors of the Company at the October 27, 2006 Board of Directors meeting. Dr. Dreismann was elected to Class III of the Company’s Board of Directors and will serve a term expiring at the Company’s 2007 Annual Meeting of Stockholders.

Dr. Dreismann, age 53, has more than 20 years of experience with Roche in the biotechnology and healthcare industry. Since 2000 and prior to joining the Company, he has served as President and Chief Executive Officer of Roche Molecular Systems, Inc., an affiliate of the Roche Group. Dr. Dreismann held a number of additional positions at Roche, including head of global business development, head of business unit PCR Europe, and head of business unit microbiology, all for Roche Diagnostics. Dr. Dreismann received his M.A. in biology and his Ph.D. in microbiology/molecular biology both from Westfalische Wilheims University in Munster, Germany.

Dr. Dreismann currently serves as the CEO of FasTraQ, Inc. In June, 2005, the Company signed a letter of agreement with FasTraQ, Inc. for the development of a certain future product. In February 2006, the Company converted this letter of agreement into two executed contracts, a Development and License Agreement and a Collaboration Agreement. In addition, as described in Item 1.01 above, Dr. Dreismann is a party to the Consulting Agreement. The Board of Directors of the Company has determined that Dr. Dreismann is not independent under the rules of NASDAQ, and therefore does not expect to appoint Dr. Dreismann to any of the committees of the Board of Directors. A copy of the press release dated October 31, 2006 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d	)	Exhibits.	The following document is filed as exhibits to this report:

		99.1	Press Release dated October 31, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: November 2, 2006	By:	/s/ Robert Saltmarsh
	Name:	Robert Saltmarsh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press Release dated October 31, 2006.